EXHIBIT Q



                               ___________, ____


Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690

The From Time to Time Banks Party
  to the Credit Agreement described below

Ladies and Gentlemen:

     I have served as counsel to Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), ___________, a _____________ ("_________") and ____________, a _____________ ("___________" and, together with the Borrower, individually a "Company" and collectively the "Companies") in connection with the execution and delivery to you by the Companies of the following documents (individually a "Security Document" and collectively the "Security Documents"):

     (a) Security Agreement from the Companies to Harris Trust and Savings Bank, as agent (the "Agent") for the Lenders (the "Security Agreement");

     (b) Deed of Trust and Security Agreement with Assignment of Rents from _________, as grantor, to ___________, as trustee for the benefit of the Agent encumbering the property commonly known as ________________, Mississippi;

     (c) Mortgage and Security Agreement with Assignment of Rents from _____________, as mortgagor, to the Agent, as mortgagee, encumbering the property commonly known as ______________, Louisiana; and

     [(D) DESCRIBE ALL OTHER DEEDS OF TRUST AND MORTGAGES.]

The Security Documents have been executed and delivered pursuant to Section 7.26(a) of the Credit Agreement dated as of November 25, 1997, as amended (the "Credit Agreement") among the Borrower, Harris Trust and Savings Bank, individually and as Agent, and the from time to time Banks party thereto.

     As counsel to the Companies I am familiar with the Articles of Incorporation and Bylaws of the Borrower, the Articles of Incorporation and Bylaws of ___________ and the Certificate of formation and Limited Liability Company Agreement of ________ (respectively, the "Organizational Documents"). I have also examined such other factual matters and matters of law as I deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

     In my examination, I have assumed the genuineness of all signatures (other than those of the Companies), the authenticity of all documents submitted to me as originals, and the conformity with authentic original documents of all documents submitted to me as copies. Also, I have relied upon statements and certifications of government officials and upon representations made in or pursuant to the Security Documents and by representatives of the Companies with respect to the Security Documents.

     In rendering the opinions expressed below, I have assumed with respect to all documents referred to herein that (except with respect to the Companies):
(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding, and enforceable obligations of, all of the parties to such documents; (ii) all signatories to such documents have been duly authorized; and (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority to execute, deliver, and perform such documents.

     Based upon the foregoing and subject to the qualifications and exceptions set forth below, I am of the opinion that:

      1. Each Company is a corporation or limited liability company duly organized and validly existing and in good standing under the laws of the State of its organization with full and adequate corporate or limited liability company power and authority to carry on its respective business as now conducted.

      2. Each Company is duly qualified to transact the business in which it is engaged and in good standing as a foreign corporation in each jurisdiction wherein the conduct of its respective business or the assets and properties owned or leased by it require such qualification, except to the extent the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Companies taken as a whole.

      3. Each Company has full right, power and corporate or limited liability company authority to encumber its assets to secure the obligations of the Borrower under the Credit Agreement and to observe and perform all of the matters and things provided for in the Security Documents executed by it.

      4. The execution and delivery of each Security Document executed by each Company does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of applicable law, except where such contravention would not have a material adverse effect on the properties, business, operations, or financial condition of the Companies taken as a whole, or of the respective Organizational Documents of the Companies (there being no other agreements under which each Company is organized), or, to my knowledge, of any material agreement binding upon or affecting each Company or any of its properties or assets.

      5. Each Security Document executed by each Company has been duly authorized by all necessary corporate or limited liability company action of each Company and has been executed and delivered by the proper officer or member of each Company.

      6. Each Security Document executed by each Company constitutes a valid and binding agreement of such Company enforceable against such Company in accordance with its terms, subject to bankruptcy, insolvency, and other laws affecting creditors' rights generally and to principles of equity.

      7. Based solely upon my review of those statutes, rules, and regulations that are generally applicable to transactions in the nature of those contemplated by the Security Documents, no order known by me, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether state or federal, is or will be required in connection with the lawful execution and delivery of the Security Documents or the observance and performance by the Companies of any of the terms thereof, except (a) the filing of Uniform Commercial Code financing statements, (b) the recordation of each mortgage or deed of trust in the office of the recorder or registrar of deeds in each county in which the real property subject thereto is located, and (c) such as have already been obtained or, if not obtained, would not have a material adverse effect on the properties, business, operations, or financial condition of the Companies taken as a whole.

      8. Except as set forth on Schedule 5.3 to the Credit Agreement, to my knowledge, there is no action, suit, proceeding or investigation, at law or in equity, of which we have been directly notified in writing or which has been served upon us, before or by any court or public body, pending or threatened against or affecting any Company or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Companies taken as a whole.

     [9. THE LAWS OF THE STATE OF [NEW MEXICO] [MISSISSIPPI] [LOUISIANA] DO NOT IMPAIR THE RIGHT OF THE BANKS TO PROCEED AGAINST ANY GUARANTOR OF THE BORROWER'S INDEBTEDNESS, OBLIGATIONS AND LIABILITIES UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) OR TO SECURE A DEFICIENCY JUDGMENT AFTER REALIZING UPON THE RIGHTS OF THE AGENT UNDER THE SECURITY DOCUMENTS, IN ANY MANNER PERMITTED UNDER THE LAWS OF THE STATE OF [NEW MEXICO] [MISSISSIPPI] [LOUISIANA].](1)

     I express no opinion herein as to the legality, validity, binding nature or enforceability of provisions of any Security Document (i) relating to indemnification, exculpation, or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (ii) relating to the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, (iii) insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses, or liabilities in excess of a reasonable amount determined by any court or other tribunal,
(iv) requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments, or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply, (v) waiving the right to object to venue in any court, or (vi) relating to any consent or agreement to submit to the jurisdiction of any court. I also express no opinion as to laws regarding fraudulent transfers, conveyances, or obligations, or usury.

     I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Mississippi, [NEW MEXICO], [LOUISIANA] the United States of America, and for purposes of opinion paragraphs 1, 3, and 5 above, the State of Delaware. I am not admitted to practice law in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as presently in effect, and I have made such inquiries as I consider necessary to render the opinions contained in opinion paragraphs 1, 3, and 5 above. This opinion is limited to the effect of the present state of the laws of the State of Mississippi, [NEW MEXICO], [LOUISIANA] the United States of America, and to the limited extent set forth above in this paragraph, the State of Delaware and the facts as they presently exist, and I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

     This opinion is rendered solely to you in connection with the Security Documents and may not be relied upon by any person for any purpose other than in connection with the transactions contemplated by the Security Documents without, in each instance, my prior written consent.

                                        Very truly yours,



[FN]
(1) To be provided only in those estates that do not have a single action statute or an anti-deficiency statute.